Exhibit 5(c)

Sven Dumoulin
Group Secretary

November 18, 2008

Unilever Group
Registration Statement on Form F-3

Ladies and Gentlemen:

1.                                               Introduction

I have acted as legal counsel in respect of the law of the Netherlands to Unilever N.V., a public company with limited liability (naamloze vennootschap), with corporate seat in Rotterdam (“N.V.”) in connection with a shelf registration (the “Registration”) by N.V. with the US Securities and Exchange Commission (“SEC”) of guaranteed debt securities (the “Dutch Debt Securities”), payment of principal, premium, if any, and interest, if any, in respect of which is guaranteed jointly and severally by the Unilever United States, Inc., and either or both by N.V. and Unilever plc (depending on whether N.V. is the issuer of a particular series of Debt Securities).

2                                                  Dutch Law

This opinion is limited to Dutch law as applied by the Dutch courts and published and in effect on the date of this opinion. It is given on the basis that all matters relating to it will be governed by, and that it (including all terms used in it) will be construed in accordance with, Dutch law.

3                                                  Scope of Inquiry

For the purpose of this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary for the purpose of this opinion, including the following documents:

3.1                                        The deed of incorporation and its articles of association as most recently amended on 16 May 2007 (the “Articles of Association”)

3.2                                        A photocopy of a written resolution dated 17 November 2008 board of directors (directie) of N.V.

3.3                                        The registration statement, including a prospectus, filed on 17 November 2008 (the “Registration Statement”) on Form F-3 relating to the Registration, including the prospectus (the “Prospectus”) and the terms and conditions (the “Terms and Conditions”) of the Dutch Debt Securities (excluding the documents incorporated in it by reference and any exhibits to it).

3.4                                        A photocopy of a conformed copy of an indenture dated as of 1 August 2000 between N.V., Unilever plc as guarantor, Unilever United States, Inc as Guarantor and the Bank of New York as trustee (the “Trustee”)(the “Indenture”), included as an exhibit to the Registration Statement, relating to the issuance and sale of the Dutch Debt Securities

My examination has been limited to the text of the documents and I have not investigated the meaning and effect of any document governed by a law other than Dutch law under that other law.

4                                                  Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1                                        All copy documents conform to the originals and all originals are genuine and complete.

4.2                                        Each signature is the genuine signature of the individual concerned.

4.3                                        Any written resolutions referred to in paragraph 3 were validly passed and remain in full force and effect without modification. Any confirmation referred to in paragraph 3 is true.

4.4                                        The Registration Statement has been filed with the SEC and the Indenture has been entered into, and the Dutch Debt Securities have or will have been issued, in the form referred to in paragraph 3 and the terms and conditions governing the Dutch Debt

Securities conform to the Terms and Conditions in all material respects.

4.5                                        The Indenture is within the capacity and powers of, and has been validly authorised and entered into by, each party other than N.V. and the Dutch Debt Securities have been or will have been validly authenticated in accordance with the Indenture.

4.6                                        The Indenture has been signed on behalf of N.V. by two of its managing directors or a person validly authorised to do so and the Dutch Debt Securities have been or will have been signed on behalf of N.V. by two of its managing directors.

4.7                                        The Dutch Debt Securities have been or will have been issued in the form as described in the Indenture.

4.8                                        There are no dealings between the parties which affect the Indenture or the Dutch Debt Securities.

4.9                                        The Dutch Debt Securities have been, are and will be offered in the Netherlands only in accordance with the Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”).

4.10                                 When validly signed by all the parties, the Indenture and the Dutch Debt Securities are valid, binding and enforceable on each party under the laws of the State of New York by which they are expressed to be governed.

4.11                                 N.V’s authorised share capital at the time of issue will be sufficient to allow for the issue of the ordinary shares with a par value of €0.16 each in the capital of N.V pursuant to the Indenture (the “Shares”).

4.12                                 The Shares will have been (i) issued in accordance with the Terms and Conditions and in the form and as prescribed by N.V.’s articles of association at the time of issue and (ii) validly accepted by the converting holders of Dutch Debt Securities.

4.13                                 The Dutch Debt Securities will have been paid in accordance with the Indenture, the Shares will have been paid in accordance with the Terms and Conditions and the conversion price for a Share will not be lower than its nominal value at the time of conversion.

4.14                                 None of the Dutch Debt Securities qualify as game or wager (spel en weddingschap)

within the meaning of Section 7A:1825 Civil Code (Burgerlijk Wetboek, “CC”) and no issue of Dutch Debt Securities falls within the scope of the Games and Chance Act (Wet op de kansspelen).

4.15                                 N.V. has taken or will take all necessary corporate action to authorise the issue of the Shares.

4.16                                 The Indenture and each transaction entered into pursuant to them have been entered into on an arm’s length basis.

4.17                                    At the time of their entry into Indenture and the issue and offer of the Dutch Debt Securities, no party and at the time of conversion no converting holder of Dutch Debt Securities possessed insider knowledge (voorwetenschap) in respect of NV or the trade in its securities.

5                                                  Opinion

Based on the documents and confirmations referred to and the assumptions in paragraphs 3 and 4 and subject to the qualifications in paragraph 6 and to any matters not disclosed to me, I am of the following opinion:

5.1                                        N.V. has been incorporated and is existing as a public company with limited liability (naamloze vennootschap) under Dutch law.

5.2                                        N.V. has the corporate power to enter into and perform the obligations under the Indenture and to issue and perform the Dutch Debt Securities.

5.3                                        N.V. has taken all necessary corporate action to authorise its entry into and performance of the Indenture, and the issue and performance of the Dutch Debt Securities and the issue of the Shares.

5.4                                        The choice of New York law as the governing law of the Indenture and the Dutch Debt Securities is recognised under Dutch law by the Dutch courts (provided that the choice of New York law as the governing law of the Indenture and the Dutch Debt Securities is recognised under New York law as valid and binding), and accordingly under Dutch law (i) New York law determines the validity and binding effect of the Indenture and the Dutch Debt Securities and (ii) the Dutch courts are legally bound to apply New York law to the Indenture and the Dutch Debt Securities and to determine the validity and binding nature of the Indenture and the Dutch Debt Securities by so applying New York law.

5.5                                        The entry into and performance of the Indenture, and the issue and performance of the Dutch Debt Securities by N.V. do not violate Dutch law or the articles of association of the N.V.

5.6                                        The Shares into which the Dutch Debt Securities may be convertible if such Dutch Debt Securities are of a series designed as convertible, pursuant to the Indenture, will, when issued upon conversion of such Dutch Debt Securities in accordance with the terms of the Indenture, be validly issued, fully paid and non-assessable.

5.7                                        The statements in the Registration Statement under the heading “Enforceability of Certain Civil Liabilities” and “Legal Matters”, to the extent that they are statements as to Dutch law, are correct.

6                                                  Qualifications

This opinion is subject to the following qualifications:

6.1                                        This opinion is subject to any limitations arising from bankruptcy, insolvency, liquidation, moratorium, reorganisation and other laws of general application relating to or affecting the rights of creditors.

6.2                                        With respect to opinion paragraph 5.4 only: under Dutch law, notwithstanding the recognition of New York law as the governing law of the Indenture and the Dutch Debt Securities:

•                           effect may be given to the law of another jurisdiction with which the situation has a close connection, insofar as, under the law of that jurisdiction, that law is mandatory irrespective of the governing law of the Indenture and those Dutch Debt Securities;

•                           Dutch law will be applied insofar as it is mandatory irrespective of the governing law of the Indenture and those Dutch Debt Securities;

•                           the application of New York law may be refused if it is manifestly incompatible with Dutch public policy;

•                           regard will be had to the law of the jurisdiction in which performance takes place in relation to the manner of performance and the steps to be taken in the event of defective performance.

6.3                                        The enforcement in a Dutch court of the Indenture and the Dutch Debt Securities and of foreign judgments is subject to Dutch rules of civil procedure.

6.4                                        To the extent that Dutch law applies, a provision to the effect that the holder of a Dutch Debt Security may be treated as its absolute owner may not be enforceable under all circumstances.

6.5                                        To the extent that Dutch law applies, title to a Dutch Debt Security may not pass if (i) the Dutch Debt Security is not delivered (geleverd) in accordance with Dutch law, (ii) the transferor does not have the power to pass on title (beschikkingsbevoegdheid) to the Dutch Debt Security or (iii) the transfer of title is not effected pursuant to a valid title of transfer (geldige titel).

6.6                                        To the extent that Dutch law applies, Section 16 (Subordinated of Debt Securities) Indenture may not be enforceable under all circumstances.

6.7                                        To the extent that Dutch law applies, the provisions in the Indenture to the effect that in any proceedings brought by the Trustee (and also proceedings in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of the Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders (as defined therein) of the Dutch Debt Securities to which such proceedings relate, and that it shall not be necessary to make any Holders of such Dutch Debt Securities parties to any such proceedings, may not be enforceable.

6.8                                        To the extent that Dutch law applies, the provisions in the Indenture to the effect that no Holder (as defined therein) of any Dutch Debt Security of any series shall have the right by virtue or by availing of any provision of the Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indenture, or for the appointment of an administrator, bewindvoerder, receiver, liquidator, curator, sequestrator, trustee or other similar officer or for any other remedy under the Indenture, unless such Holder previously shall have given to the Trustee written notice as further provided in the Indenture, may not be enforceable under all circumstances.

6.9                                        No opinion is expressed on the validity of any lien as security of the Dutch Debt Securities of one or more series of any property or assets as contemplated by Section 10 of the Indenture for whatever purpose contemplated by the said section of the Indenture.

6.10                                 Although Section 3:277 CC provides that a creditor and a debtor can agree that the creditor’s claim against the debtor will be subordinated to one or more other claims of the debtor, I do not express any opinion as to the effect of the subordination provisions of the Subordinated Indenture and the Subordinated Debt Securities.

6.11                                 I do not express any opinion as to Section 16.06 (Subrogation of Debt Securities) of the Indenture.

6.12                                 To the extent that the Indenture or the Dutch Debt Securities constitute general conditions within the meaning of Section 6:231 CC, a holder of a Dutch Debt Security may nullify (vernietigen) a provision of them if (i) N.V. has not offered the holder a reasonable opportunity to examine them or (ii) the provision, having regard to all relevant circumstances, is unreasonably onerous to the holder. A provision in general conditions as referred to in Section 6:236 CC is deemed to be unreasonably onerous, irrespective of the circumstances, if the holder of a Dutch Debt Security is a natural person not acting in the conduct of a profession or trade. The provisions in clauses 8.02 (Successor Corporation Substituted) and 8.03 (Assumption by Guarantors or Subsidiary of Company’s Obligations) of the Indenture might fall within the scope of Section 6:236 CC.

6.13                                 If a Dutch Debt Security has been signed on behalf of N.V. (manually or in facsimile) by a person who is at the signing date, but ceases to be before the date of the Dutch Debt Security and its authentication and issue, a duly authorised representative of the N.V., enforcement of the Dutch Debt Security in a Dutch court may require that the holder of the Dutch Debt Security submit a copy of the Indenture under which the Dutch Debt Security has been issued.

6.14                                 To the extent that Dutch law applies, a power of attorney (including a proxy) (a) does not preclude the principal from performing the legal acts covered by the power of attorney and (b) can be made irrevocable only (i) insofar as it has been granted for the purpose of performing a legal act in the interest of the authorised person or a third party and (ii) subject to any amendments made or limitations imposed by the courts on serious grounds (gewichtige redenen).

6.15                                 In proceedings in a Dutch court for the enforcement of the Indenture or the Dutch Debt Securities, the court may mitigate amounts due in respect of litigation and collection costs.

6.16                                 Under Dutch law any trust to which the Convention on the Law applicable to Trusts and their Recognition 1985 (the “Trust Convention”) applies, will be recognised subject to the Trust Convention. Any trust to which the Trust Convention does not apply may not be recognised.

7                                                  Consent

I am aware of the reference to my name under the heading “Legal Matters” in the Prospectus and, in addition, in the first paragraph of page 2 of such Prospectus and I hereby consent to the use of my name in the Registration Statement as Exhibit 5(c) thereto.

/s/ Sven Dumoulin
Sven Dumoulin